Exhibit 10.3

MARINUS PHARMACEUTICALS, INC.

2024 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT FOR NON-EMPLOYEE DIRECTORS

Marinus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of its common stock, par value $0.001 (the “Common Stock”), to the recipient (the “Grantee”) set forth on the Schedule to Nonqualified Stock Option Agreement for Non-Employee Directors attached hereto (the “Schedule”), subject to the vesting and other conditions set forth below and in the Schedule.  The terms and conditions of the Option are set forth in this Nonqualified Stock Option Agreement for Non-Employee Directors and the Schedule (collectively, the “Agreement”), as well as in the Company’s 2024 Equity Incentive Plan (as it may be amended from time to time, the “Plan”).  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Nonqualified Stock Option

This Agreement evidences an award of an Option exercisable for that number of shares of Common Stock set forth on the Schedule and subject to the vesting and other conditions set forth in this Agreement and in the Plan.  This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Vesting & Exercisability

This Option is only exercisable before it expires and then only with respect to the vested portion of the Option.  This Option shall vest in accordance with the vesting schedule set forth on the Schedule; provided, however, that for purposes of vesting, fractional numbers of shares of Common Stock shall be rounded to the nearest whole number, and the number of shares of Common Stock that shall vest on the final vesting date shall be rounded up or down as necessary such that the total number of shares of Common Stock that vest pursuant to the vesting schedule shall be equal to the number of shares of Common Stock covered by this Option as set forth on the Schedule.

Notwithstanding the vesting schedule set forth on the Schedule, this Option shall become one-hundred percent (100%) vested upon the termination of your Service due to your death or Disability.

Unless the termination of your Service triggers accelerated vesting or other treatment of this Option pursuant to the terms of this Agreement or the Plan, you shall immediately and automatically forfeit the unvested portion of the Option to the Company in the event your Service terminates for any reason.  No portion of this Option that is not exercisable at the time of the termination of your Service shall thereafter become exercisable.

Change in Control

In the event of a Change in Control, this Option will be treated in the manner provided in Section 17.3 or Section 17.4 of the Plan (as applicable).

If, following a Change in Control in which this Option is assumed or continued, and within twelve (12) months following the consummation of such Change in Control, your Service is terminated by the Company (or by the acquiring or successor entity in the Change in Control transaction)

without Cause, this Option will become fully vested and exercisable as of the date of your termination of Service.
Term

Notwithstanding anything in this Agreement to the contrary, this Option shall expire and you shall immediately and automatically forfeit the Option to the Company in any event at the close of business at Company headquarters on the Expiration Date, as shown on the Schedule.  This Option will expire earlier (but never later) if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason, other than due to your death or Disability or for Cause, then this Option will expire at the close of business at Company headquarters on the ninetieth (90th) day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to this Option (including to any vested portion of the Option) and the Option shall immediately expire.
Death

If your Service terminates due to your death, then this Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after the date of your death.  During such twelve (12) month period, your estate or heirs may exercise the vested portion of this Option.

In addition, if you die during the ninety (90) day period described in connection with a regular termination (i.e., a termination of your Service other than due to death or Disability or for Cause), and a vested portion of this Option has not yet been exercised, then such vested portion of this Option will instead expire on the date that is twelve (12) months after your termination date.  In such a case, during the period following your death up to the date that is twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of this Option.

Disability

If your Service terminates due to your Disability, then this Option will expire at the close of business at Company headquarters on the date that is twelve (12) months after your termination date.  During such twelve (12) month period, you (or your guardian or legal representative, as applicable) may exercise the vested portion of this Option.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company in writing by filing a notice of exercise in the form designated by the Company at the address given on the form.  Your notice must specify how many shares you wish to purchase.  Your notice must also specify how your shares of Common Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship).  The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the Exercise Price indicated on the Schedule for the shares you are purchasing.  Payment may be made in one (or a combination) of the following forms:

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Cash, your personal check, a cashier’s check, a money order, or another cash equivalent acceptable to the Company.
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If approved in advance by the Board or the Committee, shares of Common Stock which are owned by you and which are surrendered to the Company and which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The Fair Market Value of the shares of Common Stock as of the effective date of the Option exercise will be applied to the Exercise Price.
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If approved in advance by the Board or the Committee, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any withholding taxes.
●
If approved in advance by the Board or the Committee, by the Company withholding a number of shares of Common Stock that would otherwise be issuable to you upon your exercise of this Option.  The Fair Market Value of the shares as of the effective date of the Option exercise will be applied to the Exercise Price.

Evidence of Issuance

The issuance of the shares of Common Stock upon exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, direct registration, or issuance of one or more Common Stock certificates.

Withholding Taxes

You agree as a condition of this Agreement that you will make acceptable arrangements to pay any withholding or other taxes that may be due relating to the exercise of this Option, the sale of shares of Common Stock acquired under this Option, or as otherwise arising under this Option.  In the event that the Company or any subsidiary of the Company determines that any federal, state, local, or foreign tax or withholding payment is required relating to the exercise of this Option, the sale of shares of Common Stock acquired under this Option, or as otherwise arising under this Option, the Company or any subsidiary of the Company shall have the right to (i) require you to tender a cash payment, or (ii) deduct from payments of any kind otherwise due to you.  If the Board or the Committee so permits, you may elect to satisfy any such tax withholding obligation by having vested shares of Common Stock otherwise deliverable under this Agreement withheld up to an amount that does not exceed your maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

You agree that the Company or any subsidiary of the Company shall be entitled to use whatever method it may deem appropriate to recover such taxes.  You further agree that the Company may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.
Transfer of Option

This Option is not transferable by you other than to a designated beneficiary upon your death or by will or the laws of descent and distribution, and is exercisable during your lifetime only by you.  No assignment or transfer of this Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer this Option will terminate and become of no further effect.  Notwithstanding the foregoing, with the prior written approval of the Board or the Committee, you may transfer this Option to your family members, or one or more trusts or other entities for the benefit of or owned by your family members, consistent with applicable securities laws, according to such terms as the Board or the Committee may determine; provided, that, you receive no consideration for the transfer of this Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Retention Rights	Neither this Option nor this Agreement gives you the right to be retained by the Company (or any subsidiary of the Company) in any capacity.
Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until the shares of Common Stock have been issued upon exercise of this Option and either a certificate evidencing your shares of Common Stock has been issued or an appropriate entry has been made on the Company’s books.  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made).

Forfeiture; Clawback

Notwithstanding anything in this Agreement to the contrary, if the Board or the Committee determines that you have engaged in conduct that constitutes Cause at any time while you are providing services to the Company, or after your termination of service, this Option, to the extent outstanding, shall immediately terminate, and you shall automatically forfeit all shares underlying any exercised portion of this Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by you for such shares.  Upon any exercise of this Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

This Option is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (i) any “clawback” or recoupment policy that is adopted by the Company or a subsidiary of the Company to comply with the requirements of any applicable laws, or (ii) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

Adjustments

The number of shares subject to issuance upon exercise of this Option and the Exercise Price of this Option are subject to adjustment in accordance with Section 17.1 of the Plan.  This Option shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option.  Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-solicitation, non-competition, and/or severance agreement between you and the Company or any subsidiary of the Company shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer the Plan, the Company may process personal data about you.  Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Option, you give explicit consent to the Company to process any such personal data.  You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

By accepting this Option, you consent to receive documents related to the Option by electronic delivery (including e-mail or reference to a website or other URL) and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A

This Option is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, any subsidiaries of the Company, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company, any subsidiaries of the Company, the Board, nor the Committee will have any liability to you for such tax or penalty.

Successors and Assigns

This Agreement shall inure to the successors and assigns of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by you, except to the extent expressly permitted herein.

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

You must accept this Agreement electronically pursuant to the online acceptance procedure established by the Company.  By accepting this Agreement, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which has been provided or made available to you.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Schedule to Nonqualified Stock Option Agreement for Non-Employee Directors

(See Attachment)

Recipient ID[●]

Recipient Name[●]

Recipient Address[●]

Type of AwardNonqualified Stock Option

Shares of Common Stock[●]

Exercise Price[●]

Grant Date[●]

Vesting Start Date[●]

Expiration Date[●]

Vesting Schedule:

[Insert vesting schedule]